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                                                                    Exhibit 99.2



                              September 13, 2001



United Bankshares, Inc.
514 Market Street
Parkersburg, West Virginia 26102

To the Board of Directors:

     I hereby consent to being named as a person about to become a director of United Bankshares, Inc. ("United"), in connection with the consummation of the merger (the "Merger") of Century Bancshares, Inc., a Delaware corporation ("Century"), with and into a wholly-owned subsidiary of United pursuant to the Agreement and Plan of Reorganization, dated as of June 14, 2001, by and between United and Century, in the Registration Statement on Form S-4 filed by United with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


                              Sincerely,

                              /s/ Joseph S. Bracewell
                              -----------------------------------
                              Joseph S. Bracewell